SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        February 21, 2003

TMI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-30011 (Commission File Number)	65-0309540 (I.R.S. Employer Identification No.)

11924 Forrest Hill Blvd., Suite 22-204 Wellington, Florida 33414 (Address of principal executive offices) (zip code)

(954) 579-8599 (Registrant’s telephone number, including area code)

4463 Pahe’e Street, Suite 203-B Lihue, Hawaii 96766 (Former name or former address, if changed since last report.)

Item 1.     Changes in Control of Registrant

Not applicable.

Item 2.     Acquisition or Disposition of Assets

On January 31, 2003, TMI Holdings, Inc. (the “Company”) acquired 100% of the outstanding stock of Kina’ole Development Corporation, a Hawaii corporation. The Company acquired the Kina’ole shares from William Michael Sessions and John W. Meyers, both of whom were, at the time, officers and directors of the Company. In exchange for Kina’ole’s shares, the Company issued Mr. Sessions and Mr. Meyers each 250,000 shares of the Company’s Series B Convertible Preferred Stock.

At the time of this transaction, the Company’s Series B Convertible Preferred Stock entitled its holders to 30 votes on all matters brought before a vote of the Company’s stockholders and each share of Series B Convertible Preferred Stock was convertible into the 30 shares of the Company’s common stock as soon as the Company had sufficient authorized but unissued common stock to convert all 500,000 shares of Series B Convertible Preferred Stock.

On February 11, 2003, the Company filed a Form 8-K reporting this transaction and including a description of Kina’ole’s business.

On February 21, 2003, the Company entered into a Stock Purchase Agreement with Mr. Sessions, Mr. Meyers, and Mr. Scott Siegel, whereby the Company agreed to issue 1,050,000 shares of common stock (1,000,000 has been issued to date) to Mr. Siegel, and Mr. Sessions and Mr. Meyers transferred a total of 250,000 shares of Series A Preferred Stock to Mr. Siegel, all in exchange for Mr. Siegel agreeing to pay approximately $72,500 in outstanding Company liabilities and $150,000 for outstanding amounts owed by Mr. Sessions and Mr. Meyers to Marc Douglas. On March 5, 2003, Mr. Sessions and Mr. Meyers resigned as directors of the Company and Mr. Siegel, who was not a related party to the Company at the time of the February 21, 2003 transaction, became an officer and director of the Company on March 5, 2003.

In conjunction with the February 21, 2003 transaction, the Company and Mr. Sessions and Mr. Meyers agreed to amend the Certificate of Designation for the Company’s Series B Preferred Stock to take away the voting rights of the Company's Series B Convertible Preferred Stock, and to change the convertiblity to make the shares of Series B Convertible Preferred Stock only convertible if, at any time, at least 5% of Kina’ole's outstanding common stock is distributed to the Company's stockholders on a pro rata basis, then the Series B Convertible Preferred Stock shall automatically convert into that number of shares of common stock of Kina’ole equal to 90% of the then outstanding common stock of Kina’ole (after giving effect to the distribution described above and this conversion).

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On February 21, 2003, as a result of the February 21, 2003 transaction and the amendments to the terms of the Company’s Series B Convertible Preferred Stock, the Company’s board of directors believed it was in the best interest of the Company to organize and characterize, for accounting purposes, the Company’s purchase of the outstanding stock of Kina’ole as an acquisition of Kina’ole rather than as a reverse acquisition. The Corporation’s Board of Directors further determined that this change in the characterization of the transaction is retroactive back to January 31, 2003, when the Company entered into the agreement to acquire all the outstanding shares of Kina’ole.

Item 3.    Bankruptcy or Receivership

Not applicable.

Item 4.    Changes in Registrant’s Certifying Accountant

Not applicable.

Item 5.     Other Events

Not applicable.

Item 6.     Resignations of Directors and Executive Officers

Not applicable.

Item 7.    Financial Statements

On or before June 13, 2003, the Company will be filing an amended Form 8-K, amending the Form 8-K it filed on February 11, 2003 for the Kina’ole acquisition, to include the audited historical and pro forma financial statement for Kina’ole None for the Company’s acquisition of Kina’ole.

Item 8.    Change in Fiscal Year

Not applicable.

EXHIBITS

Item No.	Description

2.1	Stock Purchase Agreement dated February 21, 2003 by and between TMI Holdings, Inc., W. Michael Sessions, John W. Meyers, and Scott Siegel.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2003	TMI Holdings, Inc.

/s/ Scott Siegel

	By:	Scott Siegel
	ITS:	Chief Executive Officer, Chief
Financial Officer, Secretary and Director

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